UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 8, 2025

MANULIFE PRIVATE CREDIT FUND

(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01664	92-3968552
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

197 Clarendon Street
Boston, Massachusetts	02116
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 663-3000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities	registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 8, 2025, Manulife Private Credit Fund SPV, LLC, a wholly owned subsidiary of Manulife Private Credit Fund (the “Fund”), entered into a Third Amendment to Loan and Security Agreement (the “Amendment”), as borrower (the “Borrower”), with the Fund, as the parent and portfolio manager, The Bank of New York Mellon Trust Company, National Association (“BNY Mellon”), as collateral agent, collateral administrator and securities intermediary, and JPMorgan Chase Bank, National Association (“JPMorgan”), as administrative agent, amending that certain Loan and Security Agreement, dated as of March 26, 2024 (as amended by that certain First Amendment to Loan and Security Agreement, dated as of November 26, 2024, and Second Amendment to Loan and Security Agreement, dated as of April 10, 2025), by and among the Borrower, the Fund, BNY Mellon, JPMorgan and the lenders party thereto that provides a secured credit facility initially of up to $150 million, which has been increased as discussed below, with an initial reinvestment period ending March 26, 2027 and an initial final maturity date of March 26, 2029, which was subsequently extended to November 26, 2029 (as amended, the “JPM Funding Facility”).

The Amendment provides for an increase to the maximum loan commitments available under the JPM Funding Facility to $212.5 million, with an option for the Borrower to further increase the maximum loan commitments to $250 million. In addition, the Amendment provides for a decrease in the interest rate on borrowings under the JPM Funding Facility from an applicable margin of 2.20% to 2.00%, in each case over Term Secured Overnight Funds Rate or a Base Rate. The Fund and the Borrower, as applicable, have made customary representations and warranties in the Amendment. The other terms of the JPM Funding Facility remain materially unchanged.

Borrowings under the JPM Funding Facility are subject to leverage restrictions contained in the Investment Company Act of 1940, as amended.

Terms used in the foregoing paragraphs and not defined herein have the meanings set forth in the JPM Funding Facility and the Amendment. The descriptions above are only a summary of the material provisions of the JPM Funding Facility and the Amendment, and are qualified in their entirety by reference to a copy of the JPM Funding Facility, which was filed as Exhibit 10.1 to the report on Form 8-K filed on March 27, 2024 and incorporated by reference herein, and by reference to a copy of the Amendment, which is filed as Exhibit 10 to this current report on Form 8-K and incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10*	Third Amendment to Loan and Security Agreement dated October 8, 2025 among Manulife Private Credit Fund SPV, LLC, as borrower, Manulife Private Credit Fund, as the parent and as portfolio manager, the lenders party thereto, The Bank of New York Mellon Trust Company, National Association, as collateral agent, collateral administrator and securities intermediary, and JPMorgan Chase Bank, National Association, as administrative agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Registration S-K. The exhibit’s table of contents includes a brief description of the subject matter of all of its schedules and exhibits, including the omitted schedules and exhibits. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 14, 2025	MANULIFE PRIVATE CREDIT FUND

	By:	/s/ Betsy Anne Seel
		Name:	Betsy Anne Seel
		Title:	Assistant Secretary